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                                                                 Exhibit 11



                              UtiliCorp United Inc.
              Statement regarding Computation of Per Share Earnings


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                                                                                 For the Year Ended
                                                                                    December 31,
                                                                              1994      1993      1992
                                                                         ----------------------------------
Line No.
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
          Earnings Available for Common Shares:
(a)       Earnings available for common shares as reported                     91.4      79.5      46.0
(b)       Elimination of interest on convertible subordinated
              debenture, net of tax                                             .55       .64       .83
(c)       Elimination of dividends on cumulative
              convertible preference stock                                      .93      4.88        --
                                                                         ----------------------------------
(d)       Fully Diluted Earnings Available                                     92.9      85.0      46.8
                                                                         ==================================

          Weighted Average Common Shares Outstanding:
(e)       Primary weighted average shares outstanding
              as reported                                                     43.97     40.74     34.93
(f)       Assumed conversion of convertible subordinated
              debenture                                                         .55       .66       .82
(g)       Assumed conversion of cumulative convertible
              preference shares                                                 .66      2.87        --
                                                                         ----------------------------------
(h)       Fully Diluted Weighted Average Shares
              Outstanding                                                     45.18     44.27     35.75
                                                                         ==================================
          Earnings Per Common Share:
              Primary (a/e)                                                   $2.08     $1.95     $1.32
              Fully Diluted (d/h)                                              2.06      1.92      1.31
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